Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 13, 2026, which includes an explanatory paragraph regarding the substantial doubt about the ability of bioAffinity Technologies, Inc. (the “Company”) to continue as a going concern, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2025 and 2024.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Irvine, California

August 27, 2026

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